Exhibit 4

Number                                                                   Shares
  0
                                                                See Reverse for
                                                            Certain Definitions

               Incorporated under the laws of the State of Nevada
                                 CALCITE CORP.
                             Total Authorized Issue
                        75,000,000 Shares Par Value $.001
                                  Common Stock
                                    SPECIMEN


This is to certify that _________________________________________is the owner of

__________________________________________________________________fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

                                        [Seal of Corporation Appears Here]

Dated_____________________    ________________________    _____________________
                                     Secretary                 President